Exhibit 10.2
BOND PURCHASE AGREEMENT
GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY
Taxable Industrial Development Revenue Bonds
(Fox Factory, Inc. Project), Series 2020

BOND PURCHASE AGREEMENT dated as of June 1, 2020, between Gainesville and Hall County Development Authority (the “Issuer”) and Fox Factory, Inc. (“Fox Factory”), a California corporation, authorized to transact business in Georgia.
1. Background
(a) The Issuer proposes to issue and sell not to exceed $75,000,000 in aggregate principal amount of its Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020 (the “Bonds”), the proceeds of which shall be used to finance the acquisition, construction and installation of certain real and personal property comprising a facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles in Gainesville Industrial Park West, Gainesville, Hall County, Georgia (the “Project”). The Project will be leased by the Issuer to Fox Factory (hereinafter, in its capacity as lessee of the Project, referred to as the “Lessee”) under the terms of a Lease Agreement, dated as of June 1, 2020 (the “Lease”), requiring Fox Factory to pay to the Issuer rental payments in such amounts and at such times as shall be required to pay the principal of and interest on the Bonds as and when the same become due. The Bonds shall be issued under and secured by a Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”) between the Issuer and Fox Factory (hereinafter, in its capacity as purchaser of the Bonds, referred to as the “Bondholder”), under the terms of which and an Assignment of Lease, dated as of June 1, 2020 (the “Assignment”), by the Issuer in favor of the Bondholder, the Issuer’s interest in the Lease and the rents, revenues and receipts to be derived by the Issuer under the Lease will be assigned and pledged to the Bondholder as security for the payment of the Bonds. As additional security for the payment of the Bonds, the Issuer will execute and deliver to the Bondholder a deed to secure debt and security agreement, dated as of June 1, 2020 (the “Security Deed”), pursuant to which the Issuer will convey a security interest in the Project to the Bondholder.
(b) The Issuer proposes to sell the Bonds to the Bondholder and the Bondholder proposes to purchase the Bonds for its own investment purposes and not with a view towards any resale or public distribution thereof.
(c) The proceeds of the Bonds are to be applied to pay costs incurred in connection with the acquisition, construction and installation of the Project as contemplated by the Lease and the Financing Agreement.
(d) The parties hereto contemplate that the interest paid on the Bonds will be includable in gross income of the recipient or recipients thereof for Federal income tax purposes because of the application of certain provisions of the Internal Revenue Code of 1986, as amended, and that, as such, the Bonds may not be offered for sale to the public without registration under the Securities Act of 1933, as amended, unless the Bondholder has received an opinion of counsel satisfactory to it to the effect that failure to register the Bonds will not violate the Securities Act of 1933. The Issuer will cooperate fully at the request of the Bondholder in effecting such registration and in taking such other steps as may be deemed necessary or appropriate with respect to the Bonds, the Lease, the Financing Agreement or this Agreement to effect such registration in the event of any future public sale or disposition of the Bonds.
(e) In connection with the issuance of the Bonds, the Issuer is executing and delivering the Direct Payment Agreement, dated as of June 1, 2020 (the “Direct {Payment Agreement”), among the Issuer, the Lessee and the Purchaser and a PILOT Agreement, dated as of June 1, 2020 (the PILOT Agreement”), among the Issuer, the Lessee and the Hall County Board of Tax Assessors .

2. Purchase, Sale and Closing. Subject to the terms and conditions and in reliance on the representations, warranties and covenants herein set forth, the Bondholder agrees to purchase from the Issuer all of the Bonds that are to be issued at any time and from time to time under the Financing Agreement and the Issuer hereby agrees to sell to the Bondholder all of the Bonds that are to be issued at any time and from time to time under the Financing Agreement at a price of 100% of the principal amount of the Bonds. The sale and purchase of the Bonds will be accomplished in one or more installments as described hereinafter and in Section 304 of the Financing Agreement. The parties agree that (i) the aggregate principal amount of Bonds to be sold and purchased hereunder shall not exceed the principal amount specified in Paragraph l(a) hereof, and (ii) the Bonds will be delivered to the Bondholder in one or more installments as the acquisition, construction and installation of the Project progresses. The Bond representing the initial installment shall be in a denomination mutually agreed upon by the parties hereto and shall be delivered simultaneously with the execution and delivery of this Bond Purchase Agreement. It shall be the sole prerogative of the Bondholder to designate (upon at least ten (10) business days’ advance notice to the Issuer and the Bondholder), the principal amount of each fully-registered Bond to be delivered at any subsequent installment and the date, time and place of the delivery of and payment for such Bond (hereinafter referred to as a “Closing”). The aforesaid designation to be made by the Bondholder in the case of a fully-registered Bond specified for delivery (after the first such installment shall have been delivered simultaneously with the execution and delivery of this Bond Purchase Agreement) shall be substantially in the form of that which is attached hereto as Exhibit “A” and shall be executed on behalf of the Lessee by its duly authorized officer. As is set forth in Section 304 of the Financing Agreement, any such designation which the Issuer receives from the Lessee shall be treated as an order to the Issuer to deliver the fully-registered Bond so specified therein. At any such Closing, subject to the terms and conditions of the Financing Agreement, the Issuer shall deliver to the Bondholder the designated fully-registered Bond in definitive form, duly executed, in the authorized denomination requested by the Lessee; and the Bondholder shall accept delivery and pay the purchase price of such Bond in any manner agreed to be the Lessee and the Bondholder.
Notwithstanding anything to the contrary contained herein, in connection with the initial Bond to be issued at closing of the Bond issue and the delivery of the Lease, the Lessee shall convey the Project Facility Site and the improvements to the Project Facility Site, as such improvements then exist, to the Issuer by Warranty Deed in return for the initial Bond in the amount of $34,554,100. Also, the Lessee may convey additional portions of the Project to the Issuer in return for additional Bonds.
Payment for Bonds can be made in cash or by the transfer to the Issuer by the Bondholder of property to be included in the Project at its “value,” being the Bondholder’s cost (or at its election, its federal income tax basis). Such transfer of property shall be at its “value” treated as if (i) an amount equal to the value of such property was advanced by the Bondholder to the Issuer hereunder with respect to the Bonds, (ii) the cash was deposited by the Issuer in the Project Fund under the Financing Agreement, and (iii) the cash was immediately disbursed from the Project Fund to reimburse the Lessee for such value. Any amounts advanced by the Bondholder in cash, if any, with respect to the Bonds shall be deposited in the Project Fund and used to pay or to reimburse the Issuer and the Lessee for Costs of the Project and transaction costs of issuing the Bonds.
If at any such Closing the Issuer fails to deliver the designated fully-registered Bond to the Bondholder as provided herein, the Bondholder may elect to be relieved of any further obligations under this Bond Purchase Agreement without thereby waiving any other rights the Bondholder may have against the Issuer by reason of such failure. The obligation of the Issuer to sell Bonds and to cause Bonds to be delivered to the Bondholder under the provisions of this Bond Purchase Agreement shall terminate on the earlier of (i) that date which follows the Completion Date (as defined in the Lease) of the Project by one year or (ii) December 31, 2022, and after said termination date the Issuer shall have no obligation to deliver or to cause to be delivered any new or additional Bonds hereunder or under the Financing Agreement.
All Bonds issued by the Issuer are to be sold to the Bondholder under and pursuant to this Bond Purchase Agreement and shall not be sold to any other purchaser or pursuant to any other agreement without an agreement in writing signed by the Issuer and the Lessee.
3. Private Sale. The Bondholder agrees that it is purchasing the Bonds for its own investment account and not with a view towards any resale or public distribution thereof.
4. Issuer’s Representations and Warranties. The Issuer makes the following representations and warranties to the Lessee and Bondholder:
(a) The Issuer is a body corporate and politic, an instrumentality of Hall County and the City of Gainesville, Georgia, and a public corporation created and existing under the laws of the State of Georgia.

(b) The Issuer has full power and authority under the Constitution and laws of the State of Georgia (i) to acquire, construct and install the Project, (ii) to finance the acquisition, construction and installation of the Project by issuing and selling the Bonds, (iii) to lease the Project to the Lessee as provided in the Lease, (iv) to pledge the rents, revenues and receipts derived pursuant to the Lease to the Bondholder as provided in the Financing Agreement and the Assignment, (v) to issue, execute, deliver and perform its obligations under the Bonds and to execute, deliver and perform its obligations under this Bond Purchase Agreement, the Lease, the Financing Agreement, the Direct Payment Agreement, the Assignment, the PILOT Agreement and the Security Deed in accordance with their respective terms, and (vi) to carry out and consummate all other transactions contemplated by each of the aforesaid documents.
(c) The Issuer has duly authorized all action and complied with all provisions of law with respect to the issuance, execution, delivery and performance of its obligations under the Bonds, the execution, delivery and performance of its obligations under this Bond Purchase Agreement, the Lease, the Financing Agreement, the Direct Payment Agreement, the Assignment, the PILOT Agreement and the Security Deed, and has taken all actions necessary or appropriate to insure that such documents constitute valid and legally binding obligations of the Issuer in accordance with their respective terms.
(d) When delivered to and paid for by the Bondholder in accordance with the terms of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed and issued and will constitute legal, valid and binding limited obligations of the Issuer enforceable in accordance with their terms.
(e) The Issuer has not and will not issue or sell any other bonds or obligations, the principal of and/or interest on which shall be payable from the rents, revenues and receipts derived from the Project or pledged or assigned pursuant to the Financing Agreement or which shall be secured by any lien upon any of the properties constituting the Project.
(f) The execution and delivery of this Bond Purchase Agreement, the Bonds, the Lease, the Financing Agreement, the Direct Payment Agreement, the Assignment, the PILOT Agreement and the Security Deed and the compliance with the provisions thereof, do not and will not conflict with or constitute on the part of the Issuer a violation of, breach of or default (with or without notice or lapse of time or both) under any constitutional provision, statute, indenture, mortgage, deed of trust, resolution, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its assets is presently bound, or, to the knowledge of the Issuer, any existing order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities and property; and all consents, approvals, authorizations and orders of governmental or regulatory authorities, if any, which are required to be obtained by the Issuer for the issuance, execution, delivery and performance of its obligations under the Bonds and the Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement and this Bond Purchase Agreements and the carrying out and consummation of all of the transactions contemplated thereby have been obtained and are in full force and effect.
(g) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Issuer, nor to the best of the knowledge of the Issuer is there any basis therefor, wherein an unfavorable decision, ruling or finding (a) would materially adversely affect the transactions contemplated by this Bond Purchase Agreement or (b) which in any way would adversely affect the security for the Bonds or the validity or enforceability of the Bonds, the Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement, this Bond Purchase Agreement or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated by this Bond Purchase Agreement.
(h) Neither the Issuer nor anyone acting on its behalf (including the Bondholder) has directly or indirectly offered for sale or sold any of the Bonds or any similar security of the Issuer to, or solicited any offer to buy any of the same from, anyone other than the Bondholder. Neither the Bondholder nor anyone else acting on its behalf will after the date hereof directly or indirectly offer any of the Bonds or any other securities under circumstances which would subject this issue and sale of the Bonds to the provisions of Section 5 of the Securities Act of 1933, as amended.
5. Representations and Warranties of Lessee. The Lessee makes the following representations and warranties to the Issuer:
(a) Lessee is a corporation duly organized, existing and in current status under the laws of the State of California, authorized to transact business in the State of Georgia, and is in good standing under the laws of the State of Georgia. Lessee has full power, authority and legal right to engage in the business and activities conducted or proposed to be conducted by it with respect to the Project, to execute, deliver and perform the Lease and this Bond Purchase Agreement and to perform its obligations thereunder and hereunder, including the making of payments as provided in the Lease.

(b) Lessee has duly authorized the execution, delivery and performance of the Lease and this Bond Purchase Agreement, and such documents, when executed and delivered by Lessee, will constitute valid and legally binding obligations of Lessee, enforceable in accordance with their respective terms, except to the extent that their enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights, and subject to the application of principles of equity, if equitable remedies are sought.
(c) The execution and delivery of this Bond Purchase Agreement and the Lease and the compliance with the provisions hereof and thereof by Lessee, do not conflict with or constitute on the part of Lessee a material violation of, breach of or default under (i) the Articles of Incorporation or By-Laws of Lessee, (ii) any material portion of any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which Lessee is a party or by which Lessee is presently bound, or (iii) any constitutional provision or statute or any existing order, rule or regulation of any court or governmental or regulatory authorities, having jurisdiction over Lessee’s activities or its properties, or Lessee has obtained, where applicable, an express, written waiver thereof.
(d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending, or, to Lessee’s knowledge, threatened against Lessee which could reasonably be expected to result in a decision which would materially adversely affect the transactions contemplated by this Bond Purchase Agreement or the Lease or the validity or enforceability of the Lease, this Bond Purchase Agreement, or any agreement or instrument to which Lessee is a party, used or contemplated for use in the consummation of the transactions contemplated by this Bond Purchase Agreement or the Lease.
6. Lessee’s Covenants. Lessee covenants and agrees that it will:
(a) Indemnify and hold harmless to the extent permitted by applicable law, the Issuer and its officers, directors, agents, servants and employees against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, or the Trust Indenture Act of 1939, the rules or regulations under said Acts, or any amendments of said Acts, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon the failure to register the Bonds under the Securities Act of 1933 or to qualify the Financing Agreement under the Trust Indenture Act of 1939. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Lessee under this Paragraph 6, the indemnifiable party will notify the Lessee in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Lessee shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Issuer or such indemnifiable person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Lessee. The Issuer or such indemnifiable person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Lessee unless the employment of such counsel has been specifically authorized by the Lessee, or in the event that the Issuer is required to employ separate counsel as a result of the Issuer’s reasonable determination, expressed in writing to the Lessee, that a conflict of interest exists among the indemnified parties hereunder. Lessee shall not be liable to indemnify any person for any settlement of any such action effected without its consent.
(b) Refrain from taking or omitting to take any action which action or omission would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Lease or the Financing Agreement, as in effect from time to time.
(c) Pay or cause to be paid, all reasonable expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the Bonds, the Lease, the Financing Agreement, the Security Deed, and this Bond Purchase Agreement, including without limitation (i) all filing, registration and recording fees and expenses; and (ii) reasonable fees and expenses of Bond Counsel and Counsel to the Issuer.
7. Conditions of Bondholder's Obligation as Purchaser. The Bondholder's obligation to purchase and pay for the Bond which is to be delivered as the initial installment hereunder is subject to the fulfillment of the following conditions at or before such delivery:
(a) The Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement and this Bond Purchase Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, in substantially the forms heretofore approved by the Bondholder, with only such changes therein as the Issuer and the Bondholder shall mutually agree upon;
(b) The Bond to be initially delivered shall have been duly authorized and executed in accordance with the provisions of the Financing Agreement;
(c) The Bondholder shall have received the following documents:

(i) Executed counterparts of the Lease, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement and the Financing Agreement;
(ii) Opinions dated as of the date of delivery of the Bond to be initially delivered of (A) Counsel for the Issuer in substantially the form of that which is attached hereto as Exhibit B; (B) Bond Counsel in substantially the form of that which is attached hereto as Exhibit C; and (C) Counsel for Lessee in substantially the form of that which is attached hereto as Exhibit D;
(iii) A certificate dated as of the date of delivery of the Bond to be initially delivered, signed by the Chairman or Vice Chairman and the Secretary of the Issuer and in form and substance satisfactory to the Bondholder, stating that (a) each of the representations and warranties set forth in the Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement and this Bond Purchase Agreement is true, accurate and complete in all material respects as of the date of delivery of the Bond to be initially delivered and that the Issuer has complied with each of its covenants and agreements required in the Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement and this Bond Purchase Agreement to be complied with at or prior to the date of delivery of the Bond to be initially delivered and (b) no default or event with the lapse of time or notice or both would become an event of default has occurred under the Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement, the Assignment, the PILOT Agreement and this Bond Purchase Agreement;
(iv) an order validating the Bonds and the security therefor shall have been received by the Superior Court of Hall County and there shall be no pending appeals with respect to such order; and
(v) Such additional opinions, certificates, instruments and other documents as the Bondholder or its counsel may reasonably request to evidence compliance with applicable law, as of the date of delivery of the Bond to be initially delivered.
The Bondholder's obligation to purchase and pay for any of the Bonds at any time or from time to time after the delivery of the Bond to be initially delivered, as herein provided, is subject to the due execution, authentication and deliver to the Bondholder of such pertinent Bond.
8. Direct Payment Agreement. The Issuer agrees that all amounts payable to the Bondholder with respect to the Bonds held by the Bondholder or its nominee may be made directly to the Bondholder in accordance with the Direct Payment Agreement.
9. Notices and Other Actions. All notices, demands and formal actions hereunder will be in writing mailed, telegraphed, sent by next day air or delivered to:

The Issuer	Gainesville and Hall County Development Authority
P.O. Box 3280
Gainesville, GA 30503
Attention: Chairman

The Bondholder	Fox Factory, Inc.
6634 Highway 53
Braselton, GA 30517
Attention: David Haugen

The Lessee	Fox Factory, Inc.
6634 Highway 53
Braselton, GA 30517
Attention: David Haugen
The Issuer, the Lessee and the Bondholder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certifications or other communications shall be sent. Notices shall be effective upon receipt.
10. Survival of Representations and Agreements. Except for paragraphs 4(g) and 5(d), all representations, warranties and agreements of the Issuer and Lessee contained herein shall remain operative and in full force and shall survive (a) the execution and delivery of this Bond Purchase Agreement, and (b) the purchase of any or all of the Bonds hereunder.

11. Counterparts. This Bond Purchase Agreement may be executed in any number of counterparts with each executed counterpart constituting an original but all of which together shall constitute one and the same instrument.
12. Successors; Governing Law. This Bond Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their successors, but will not be assignable or confer any rights upon any other person, except as expressly provided herein. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

GAINESVILLE AND HALL COUNTY DEVELOPMENT AUTHORITY
By: /s/ Philip A. Wilheit
Chairman

Attest: /s/T. Treadwell Syfan
Secretary

FOX FACTORY, INC.,
as Lessee under the Lease Agreement
and as Bondholder of the Bonds referred
to in this Bond Purchase Agreement

By: /s/ John E. Blocher
John E. Blocher
Chief Financial Officer

EXHIBIT A
DESIGNATION OF BOND TO BE
DELIVERED TO UNDERSIGNED
BONDHOLDER AND RELATED CERTIFICATES

Gainesville and Hall County
Development Authority
P. O. Box 3280
Gainesville, GA 30503
Attention: Chairman

Re: Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020

Gentlemen:
Pursuant to that certain Bond Purchase Agreement, dated as of June 1, 2020 (the “Bond Purchase Agreement”), between the Gainesville and Hall County Development Authority (the “Issuer”) and Fox Factory, Inc. (“Fox Factory”), a California corporation, Fox Factory, in its capacity as purchaser of the captioned Bonds (in such capacity, the “Bondholder”), hereby notifies you that it desires to take delivery of a fully registered Bond in the principal amount of $_____________ upon payment by it of the purchase price specified in Paragraph 2 of the Bond Purchase Agreement. The Bondholder designates the following particulars with respect to the Closing of such purchase and sale:
Closing Date - _______________, 2020
Closing Time - _______________
Fox Factory, as lessee under that certain Lease Agreement, dated as of June 1, 2020 (the “Lease Agreement”), with the Issuer relating to the captioned Bonds, dated as of _________, 2020 (in such capacity, the “Lessee”), hereby certifies that there exists no event of default under the aforesaid Lease Agreement as of the date hereof and that the Lessee will give immediate notice to each of the addressees shown above if to its knowledge any such event of default should occur prior to the delivery to the Bondholder of the Bond designated for delivery hereinabove.
The Bondholder hereby further certifies that the principal amount of the Bond designated for delivery hereinabove when added to the principal amount of the Bond or Bonds heretofore delivered to the Bondholder will not exceed the anticipated total cost to acquire, construct and install the Project (as more fully described in the aforesaid Lease Agreement).

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers, this _____ day of __________________, 20____.
FOX FACTORY, INC.

By:______________________________
Title:________________________

EXHIBIT B
(Letterhead of Counsel for the Issuer)
_______________, 2020

Fox Factory, Inc.
Braselton, Georgia
Gainesville and Hall County Development Authority
Gainesville, Georgia

Re: Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020, in an authorized aggregate principal amount not to exceed $75,000,000 to be issued under and secured by a Financing Agreement, dated as of June 1, 2020

Ladies and Gentlemen:
As counsel for the Gainesville and Hall Development Authority (the “Issuer”), we have considered the validity of the above captioned bonds (the “Bonds”), and in this connection we have examined
(i) the resolution of the Issuer adopted on May ____, 2020 (the “Resolution”);
(ii) the Lease Agreement, dated as of June 1, 2020 (the “Lease”), between the Issuer and Fox Factory, Inc. (in such capacity, the “Lessee”);
(iii) the Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”), between the Issuer and Fox Factory, as purchaser of the Bonds (in such capacity, the “Bondholder”);
(iv) the Deed to Secure Debt and Security Agreement, dated as of June 1, 2020 (the “Security Deed”), from the Issuer to the Bondholder;
(v) the Bond Purchase Agreement, dated as of June 1, 2020 (the “Bond Purchase Agreement”) between the Issuer and Fox Factory, in its roles as Lessee and Bondholder;
(vi) the Direct Payment Agreement, dated as of June 1, 2020 (the “Direct Payment Agreement”), among the Issuer, the Lessee and the Bondholder;
(vii) the PILOT Agreement, dated as of June 1, 2020 (the “PILOT Agreement”), among the Issuer, the Lessee and the Board of Tax Assessors of Hall County;
(viii) a certified copy of the validation proceedings concluded in the Superior Court of Hall County with respect to the Bonds;
(ix) an amendment to the Constitution of the State of Georgia (Ga. Laws 1964, page 866, et seq., as continued by Ga. Laws 1986, page 4328, et seq.), ratified and proclaimed, and an act of the General Assembly of the State of Georgia (Ga. Laws 1964, page 2282, et seq.), as amended (the “Act”);
(x) financing statements designating the Issuer as debtor, and the Bondholder as secured party, covering the granting of a security interest in certain of the Issuer’s interests in the Lease and the payments to be received pursuant thereto and the security interests in the Project (as defined in the Lease) conveyed to the Bondholder pursuant to the Security Deed (collectively, the “Financing Statements”); and
(xi) such other documents, instruments and laws as we have deemed relevant.
From such examinations, we are of the opinion that as of this date:
1. The Issuer is a body corporate and politic, an instrumentality of Hall County and the City of Gainesville, Georgia, and a public corporation created and existing under the laws of the State of Georgia, particularly the Act.

2. The Issuer has full power and authority and has taken all action legally required to authorize the issuance, sale and delivery of the Bonds and when each Bond has been delivered in the manner set forth in the Financing Agreement, such action will constitute all of the action necessary to duly authorize the issuance, sale and delivery of each Bond by the Issuer and each of said Bonds will rank on a parity regardless of the fact that such Bonds will have actually been issued and delivered at different times. The Issuer has the power to finance the Project and lease the Project to the Lessee, to pledge and assign its interest in the Pledged Estate (as defined in the Financing Agreement) and to carry out and consummate all the transactions contemplated on its part by the Lease, the Financing Agreement, the Security Deed, the Bond Purchase Agreement, the PILOT Agreement and the Direct Payment Agreement. The Issuer has duly adopted the Resolution and has duly authorized the execution, delivery and performance of the Lease, the Financing Agreement, the Security Deed, the Bond Purchase Agreement, the PILOT Agreement, the Direct Payment Agreement and the Bonds. The Bonds, the Lease, the Financing Agreement, the Security Deed, the PILOT Agreement and the Direct Payment Agreement and the Bond Purchase Agreement have been duly executed and delivered by the Issuer.
3. Each Bond after delivery in the manner set forth in the Financing Agreement will constitute a valid and binding limited obligation of the Issuer, enforceable in accordance with its terms except that (a) enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) enforceability may be limited to exclude the availability of the remedy of specific performance or any other equitable remedy to the extent there is available an adequate remedy at law, and will be entitled to the security of the Lease, the Financing Agreement, and the Security Deed.
4. The Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement and the Bond Purchase Agreement are each in full force and effect and each such agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid, binding and enforceable obligation of the Issuer in accordance with its respective terms except that (a) enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) enforceability may be limited to exclude the availability of the remedy of specific performance or any other equitable remedy to the extent there is available an adequate remedy at law, and the Issuer is entitled to the benefits of the same.
5. The execution and delivery of the Financing Agreement, the Lease, the Security Deed, the PILOT Agreement, the Direct Payment Agreement and the Bond Purchase Agreement and the compliance by the Issuer with the terms thereof will not be a violation of, conflict with, or result in any breach of any of the provisions of, or constitute a default under the Act or By-laws of the Issuer or any law applicable to it or under any indenture, mortgage, deed of trust, resolution, note agreement or other agreement to which the Issuer is a party or by which the Issuer or any of its activities or properties is bound, or result in the creation or imposition of any lien, charge or other security interest or encumbrance of any nature whatsoever upon the property of the Issuer (other than as contemplated by the Financing Agreement, the Security Deed, and the Lease), pursuant to any agreement or other instrument to which the Issuer is a party or by which it may be bound, or be a violation, conflict with, or result in any breach of the provisions of any license, judgment, constitutional provision, decree, order, law, statute, ordinance or governmental rule or regulation applicable to the Issuer.
6. To the best of our knowledge, the Issuer is not in default in any material respect under any agreement or other instrument to which it is a party or by which it may be bound, which default would materially and adversely affect the transactions contemplated by the Financing Agreement, the Lease, and the Security Deed.
7. No additional or further approval, consent or authorization of any governmental or public agency or authority not already obtained is required by the Issuer in connection with (a) the issuance, sale and delivery of the Bonds, (b) the entering into and performing of its obligations under the Bonds, the Lease, the Financing Agreement, the Security Deed, or (c) the adoption of the Resolution. No opinion is expressed with respect to any “Blue Sky” laws or the securities laws of any jurisdiction.
8. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best of our knowledge, threatened against or affecting the Issuer, wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of the Resolution, the Bonds, the Lease, the Financing Agreement, the Security Deed, PILOT Agreement, Direct Financing Agreement or the Bond Purchase Agreement, and the execution, delivery and receipt by the Issuer of the Lease, the Financing Agreement, the Security Deed, PILOT Agreement, Direct Payment Agreement and the Bond Purchase Agreement and the performance of the obligations of the Issuer thereunder do not and will not violate or constitute a default under any provision of law or any agreement, indenture, note or other instrument binding upon the Issuer.
9. The Financing Agreement creates a valid first lien on and pledge of the revenues conveyed and pledged thereunder, and all filings and/or recordings of any document required in order to perfect and preserve such first lien and pledge have been duly accomplished.

10. Pursuant to the Financing Agreement and the Security Deed, the Issuer has granted to the Bondholder, as security for the Bonds, a valid and perfected security interest in certain of its rights in the Lease, the payments made pursuant thereto and the Project Equipment as defined in the Lease (said security interest being hereinafter referred to as the “Security Interest”).
11. The Lease Agreement and the Security Deed have been properly recorded in the proper place or places where such recordation is required for the giving of notice thereof, such recordation is complete and no other filing, recording, publishing or re-recording is required.
12. All action taken by the Issuer in connection with the Resolution, the Bonds, the Lease, the Financing Agreement, the Security Deed, the Direct Payment Agreement and the Bond Purchase Agreement is legal in all respects, and none of the proceedings held or actions taken by the Issuer with respect to any of the foregoing has been repealed, rescinded or revoked. All instruments furnished to the Bondholder in connection with the order of the Issuer to deliver the Bonds conform to the requirements of the Financing Agreement and such instruments constitute sufficient authority under the Financing Agreement for the Issuer to deliver the Bonds as directed in such order.

Very truly yours,
STEWART, MELVIN & FROST, LLP

By:____________________________
A Partner

EXHIBIT C
(Letterhead of Bond Counsel)
_____________, 2020
Fox Factory, Inc.
Braselton, Georgia
Gainesville and Hall County Development Authority
Gainesville, Georgia

Re: Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020, in an authorized aggregate principal amount not to exceed $75,000,000 to be issued under and secured by a Financing Agreement, dated as of June 1, 2020

Ladies and Gentlemen:
We have examined (i) an amendment to the Constitution of the State of Georgia (Ga. Laws 1964, page 866, et seq., as continued by Ga. Laws 1986, page 4328, et seq.), ratified and proclaimed, and an act of the General Assembly of the State of Georgia (Ga. Laws 1964, page 2282, et seq.), as amended (the “Act”); (ii) the resolution of the Gainesville and Hall County Development Authority (the “Issuer”) adopted January 28, 2020 (the “Resolution”); (iii) the Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”), between the Issuer and Fox Factory, Inc. (“Fox Factory”), as purchaser of the Bonds (in such capacity, the “Bondholder”); (iv) the Lease Agreement, dated as of June 1, 2020 (the “Lease”), between the Issuer, as lessor, and Fox Factory , as lessee; (in such capacity, the “Lessee”); (v) the Deed to Secure Debt and Security Agreement, dated as of June 1, 2020 (the “Security Deed”), from the Issuer to the Bondholder; (vi) the Bond Purchase Agreement, dated as of June 1, 2020 (the “Bond Purchase Agreement”) between the Issuer and Fox Factory; and (vii) other documents and laws relating to the issuance of the bonds described in caption (the “Bonds”). The Bonds shall be in fully registered form, shall bear interest from their respective dates of issuance at the rate of 5.0% per annum (calculated on the basis of a 30-day month, 360-day year), such interest shall be payable on the 1st day of March or September next succeeding their respective dates of issuance (whichever shall come first) and semiannually thereafter on the 1st day of March and September in each year, until paid, and shall mature on September 1, 2027.

The Bonds are being issued for the purpose of financing he acquisition, construction and installation of certain real and personal property comprising a facility for the manufacture of shock absorbers for automobiles, trucks and motorcycles in Gainesville Industrial Park West, Gainesville, Hall County, Georgia (the “Project”), for lease to the Lessee under the Lease in furtherance of the public purpose for which the Issuer was created. Fox Factory has agreed in the Lease to make rental payments sufficient to pay the principal, prepayment premium (if any) and interest on the Bonds as the same become due and payable. The Issuer’s interest in the Lease and all payments thereunder have been pledged under the terms of the Financing Agreement to the payment of the Bonds.
With respect to the creation and existence of Fox Factory, the power of Fox Factory to authorize, execute and deliver the Lease and the Bond Purchase Agreement and to assume the obligations represented thereby, and the execution and delivery by Fox Factory of the Lease and the Bond Purchase Agreement, we have examined and rely solely upon the opinion as to such matters rendered by __________________________________, Counsel to Fox Factory.
We have examined the Bond numbered R-1 (the “Initial Bond”) as executed by the Issuer and based upon such examination and the examinations, opinions and premises above referred to, we are of the opinion that:
(1) the Issuer is a public corporation duly organized and existing under the Constitution and laws of the State of Georgia and is in good standing under the laws of the State of Georgia;
(2) under the Constitution and laws of the State of Georgia, the Lease, the Financing Agreement, the Bond Purchase Agreement, and the Security Deed have been duly authorized, executed and delivered and constitute valid and binding obligations of the parties thereto and are legally enforceable in accordance with their terms subject to bankruptcy, insolvency and other laws of general application affecting creditors’ rights. All the right, title and interest of the Issuer in and to the Lease have been duly assigned to the Bondholder and pledged under the Financing Agreement;
(3) the lien created under the Financing Agreement on the Pledged Estate (as defined in the Financing Agreement) constitutes a first and prior pledge of and lien on the Pledged Estate superior to any pledge heretofore created or that may hereafter be created;
(4) the Bonds have been duly authorized. (a) the Initial Bond has been duly executed and delivered and is, and (b) the remaining Bonds (excluding the Initial Bond), when executed and delivered in accordance with Section 304 of the Financing Agreement will be, the legally issued and valid limited obligations of the Issuer enforceable in accordance with their terms, secured by the Financing Agreement and the Security Deed and payable solely from Pledged Estate; said Pledged Estate has been irrevocably pledged to the payment of the principal of and interest on the Bonds under the Financing Agreement; and
(5) the Bonds when delivered in the manner set forth in Section 304 of the Financing Agreement will constitute only limited obligations of the Issuer as therein and in the Financing, Agreement provided and will not constitute indebtedness by or on behalf of the State of Georgia, the City of Gainesville, or the County of Hall, or a pledge of the faith and credit of said State, City or County. The Bonds will be payable from the special fund provided therefor and will not directly, indirectly or contingently obligate said State, City or County to levy or to pledge any form of taxation whatever or to make any appropriation for the payment thereof, and no owner of any of the Bonds will ever have the right to compel the exercise of the taxing power of said State, City or County to pay the same or the interest thereon.

Very truly yours,
STEWART, MELVIN & FROST, LLP
By:_____________________________
A Partner

EXHIBIT D
(Letterhead of Counsel for Fox Factory, Inc.)
_______________, 2020

Gainesville and Hall County Development Authority
Gainesville, Georgia
Stewart, Melvin & Frost, LLP
Gainesville, Georgia

Re: Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020, in an authorized aggregate principal amount not to exceed $75,000,000 to be issued under and secured by a Financing Agreement, dated as of June 1, 2020

Gentlemen:
We have acted as counsel for Fox Factory, Inc., a Georgia corporation (the “Fox Factory”), in connection with the issuance and sale by the Gainesville and Hall County Development Authority (the “Issuer”) of the Bonds in caption (the “Bonds”). We have examined originals, or photostatic or certified copies, of:
(a) the Lease Agreement, dated as of June 1, 2020 (the “Lease”), between Fox Factory as lessee (in such capacity, the “Lessee”), and the Issuer, as lessor, providing for the lease by the Issuer to the Lessee of the Project (as defined in the Lease);
(b) the Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”), between the Issuer and Fox Factory, as purchaser of the Bonds (in such capacity, the “Bondholder”), pursuant to which the Bonds are to be issued;
(c) the Bond Resolution adopted by the Issuer on May ___, 2020, relating to the authorization, execution and delivery of the Lease, the Financing Agreement, the Bond Purchase Agreement, and the Security Deed and certain other agreements, and the issuance and sale of the Bonds;
(e) the Bond Purchase Agreement, dated as of June 1, 2020 (the “Bond Purchase Agreement”), between the Issuer and Fox Factory, as Lessee and as Bondholder;
(f) the Deed to Secure Debt and Security Agreement, dated as of June 1, 2020 (the “Security Deed”), from the Issuer to the Bondholder; and
(g) the Certificate of Incorporation and By-laws and other charter documents of Fox Factory and such other documents, records and certificates of public officials, of Fox Factory and of officers of Fox Factory as we have deemed necessary and relevant for the opinions set forth herein.
In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.
Based upon our examination mentioned above and relying on statements of fact contained in the documents that we have examined, it is our opinion that:
(1) Fox Factory is a corporation validly existing and in good standing under the laws of the State of California qualified to do business in the State of Georgia.
(2) Fox Factory has full power and authority to execute, deliver and perform its obligations under the Lease and the Bond Purchase Agreement (collectively, the “Fox Factory Documents”), which have been duly authorized, executed and delivered by Fox Factory and said documents constitute the valid and binding agreements of Fox Factory enforceable in accordance with their respective terms, except that (a) enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (b) enforceability may be limited to exclude the availability of the remedy of specific performance or any other equitable remedy to the extent there is available an adequate remedy at law and (c) no opinion is given with respect to the indemnification provisions of the Fox Factory Documents.
(3) The execution and delivery of the Fox Factory Documents and the performance of its obligations thereunder by Fox Factory have not resulted and will not result in a violation of the Certificate of Incorporation or By-Laws of Fox Factory and, to the best of our knowledge, do not constitute a material default under any indenture, mortgage, deed, trust agreement or other instrument relating to borrowed money to which Fox Factory is a party or by which it is bound.

(4) Fox Factory has duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its part by the Fox Factory Documents.
(5) No consent, approval, authorization or other action by any governmental authority within the State of Georgia is required in connection with the execution, delivery or performance by Fox Factory of the Fox Factory Documents.
(6) To the best of our knowledge, there is no action, suit, proceeding or investigation at law or in equity before any court or public board or body pending or threatened against or affecting Fox Factory, nor any basis therefor, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the validity or enforceability as against Fox Factory of the Fox Factory Documents.

Very truly yours,
____________________________________

By: ________________________________